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                           Hudson River Bancorp. Inc.
                (Name of Registrant as Specified in its Charter)

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                                    Addendum

               The following addendum illustrates examples of the
            conversion of HRB shares in accordance with Article III
                of the definitive merger agreement dated 4/1/04

                                                                   April 7, 2004

Conversion of HRB Common Stock
(assuming various Closing FNFG Share Values)

================================================================================

     Defined Term                               Definition                          Example 1        Example 2       Example 3
     ------------                               ----------                          ---------        ---------       ---------
Closing FNFG Share Value          Average of the closing price of FNFG              $      13.18     $      13.87    $      14.56
                                  Common Stock for the 5 consecutive
                                  trading days immediately preceding the
                                  Closing Date

Aggregate FNFG Share Amount       80% of Aggregate HRB Share Amount*                  34,086,349       34,086,349      34,086,349
                                  multiplied by 1.4

Aggregate Cash Amount             20% of Aggregate HRB Share Amount*                $124,780,384     $124,780,384    $124,780,384
                                  multiplied by $20.50

Closing Transaction Value         Aggregate Cash Amount plus                        $574,038,464     $597,558,045    $621,077,625
                                  Aggregate FNFG Share Amount
                                  multiplied by Closing FNFG Share Value

Aggregate Transaction Value**     Closing Transaction Value plus the                $594,577,644     $619,394,903    $644,212,162
                                  intrinsic value of stock options outstanding

Per Share Amount                  Closing Transaction Value divided by              $      18.86     $      19.63    $      20.41
                                  Aggregate HRB Share Amount*

Exchange Ratio                    Per Share Amount divided by                             1.4311           1.4156          1.4016
                                  Closing FNFG Share Value

[LOGO]      *     Aggregate HRB Share Amount as of 4/1/04: 30,434,240

            ** Includes the intrinsic value of the 1.7 million of unexercised HRB Options outstanding as of 4/1/04 which had an weighted average exercise price of $6.63 per share.